Exhibit 10.2

Exhibit D

GUARANTEE

OF

STERLING CAPITAL PARTNERS III, L.P.

GUARANTEE, dated as of October 2, 2009 (this “Guarantee”), by Sterling Capital Partners III, L.P., a Delaware limited partnership (the “Guarantor”), in favor of Select Comfort Corporation, a Delaware corporation (the “Company”).

1.             Guarantee. To induce the Company to enter into that certain Securities Purchase Agreement, dated as of October 2, 2009 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used without definition herein have the meanings ascribed to them in the Purchase Agreement), by and between the Company and Sterling SC Investor, LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer shall have the right to purchase shares of Common Stock and a Warrant to acquire shares of Common Stock, the Guarantor absolutely, unconditionally and irrevocably guarantees to the Company, the due and punctual observance, payment, performance and discharge of all obligations of Buyer under the Purchase Agreement (the “Obligations”).

2.             Nature of Guarantee. The Company shall not be obligated to file any claim relating to the Obligations in the event that Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Company in respect of any Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligation as if such payment had not been made. This is an unconditional guarantee of payment and not of collectibility. The Guarantor shall have, and reserves the right to assert, any defenses which Buyer may have to payment of any Obligations other than defenses arising from the bankruptcy or insolvency of Buyer, fraudulent conveyance or fraudulent transfer, moratorium, reorganization or other statutes or proceedings affecting creditors rights generally and other defenses expressly waived hereby.

3.             Changes in Obligations, Certain Waivers. The Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with Buyer for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company and Buyer without in any way impairing or affecting this Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Company to assert any claim or demand or to enforce any right or remedy against Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Purchase Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (c) the addition, substitution or release of any other Person interested in the transactions contemplated by the Purchase Agreement; (d) any change in the corporate existence, structure or ownership of Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Buyer or any other Person interested in the transactions contemplated in the Purchase Agreement; (f) the existence of any claim, set-off or other rights which the Guarantor may have at any time against Buyer, whether in connection with the Obligations or otherwise; or (g) the adequacy of any other means the Company may have of obtaining payment of the Obligations. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (except for notices to be provided to Buyer in accordance with the Purchase Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement, and all suretyship defenses generally (other than (i) fraud or willful misconduct by the Company or any of its Subsidiaries or (ii) any defenses to the payment or performance of the Obligations that are available to Buyer under the Purchase Agreement or (iii) breach by the Company of this Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. Notwithstanding anything to the contrary contained in this Guarantee, the Company hereby agrees that, to the extent Buyer is relieved of any Obligation under the Purchase Agreement (other than by reason of bankruptcy or insolvency of the Buyer, fraudulent transfer, fraudulent conveyance, moratorium, reorganization and other defenses expressly waived hereby), the Guarantor shall be similarly relieved of such Obligation under this Guarantee.

4.             No Waiver.  No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder.

5.             Representations and Warranties. The Guarantor hereby represents and warrants that:

a.             the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s partnership agreement, operating agreement or similar organizational documents or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

b.             all consents, approvals, authorizations and permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

c.             this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law);

d.             this Guarantee does not constitute a breach or event of default under any other agreement to which the Guarantor is a party, except as would not have a material adverse effect on the Guarantor’s ability to perform its obligations hereunder; and

e.             the Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its Obligations under this Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 8 hereof.

6.             No Assignment. Neither the Guarantor nor the Company may assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the other party hereto, as the case may be; provided, however, that the Guarantor may assign all or a portion of its obligations hereunder to an affiliate or to an entity managed or advised by an affiliate of the Guarantor, provided that no such assignment shall relieve the Guarantor of any liability or obligation hereunder except to the extent of amounts actually received by the Company from the assignee.

7.             Notices. All notices and other communications hereunder will be effective (a) if delivered by hand or overnight courier, when such delivery is made at the address specified in this Section, or (b) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and appropriate confirmation is received. Any notice, request, instruction or other communication to the Guarantor hereunder shall be in writing and delivered by hand or overnight courier service or by facsimile:

To the Guarantor:

Sterling Capital Partners III, L.P.

1033 Skokie Boulevard, Suite 600

Northbrook, Illinois 60062

Attention:  Office of General Counsel

Facsimile:  (847) 480-0199

With a copy to (which shall not constitute notice):

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, Illinois 60661-3693

Attention:   Jeffrey R. Patt, Esq.

                   Mark D. Wood, Esq.

Facsimile:  (312) 902-1061

or to such other address or facsimile number as the Guarantor shall have notified the Company in a written notice delivered to the Company in accordance with the Purchase Agreement. All notices to the Company hereunder shall be delivered as set forth in the Purchase Agreement.

8.             Continuing Guarantee. This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all amounts payable under this Guarantee have been indefeasibly paid or satisfied in full. Notwithstanding the foregoing, this Guarantee shall terminate and the Guarantor shall have no further obligations under this Guarantee as of the earliest of (a) the Closing of the Transactions, (b) the termination of the Purchase Agreement in accordance with its terms by mutual consent of the parties or otherwise under circumstances in which Buyer would thereafter have no liability to the Company for any Obligation under the Purchase Agreement, or (c) the first anniversary of any termination of the Purchase Agreement in accordance with its terms, except as to a claim for payment of any Obligation presented by the Company to Buyer prior to such first anniversary.  Notwithstanding the foregoing, in the event that the Company or any of its affiliates asserts in any litigation or other proceeding that the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part, or asserting any theory of liability against the Guarantor or any Affiliate of the Guarantor with respect to the transactions contemplated by the Purchase Agreement other than the liability of the Guarantor under this Guarantee, then (i) the obligations of the Guarantor under this Guarantee shall terminate ab initio and be null and void, and (ii) if the Guarantor has previously made any payments under this Guarantee, it shall be entitled to recover such payments; provided, however, that if the Guarantor asserts in any litigation or other proceeding that this Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law), then, to the extent the Company prevails in such litigation or proceeding, the Guarantor shall pay on demand all reasonable fees and out-of-pocket expenses of the Company in connection with such litigation or proceeding.

9.             No Recourse.

a.             The Company acknowledges that the sole assets of Buyer are cash in a de minimus amount and its rights under the Purchase Agreement, and that no additional funds are expected to be contributed to Buyer unless and until the Closing occurs. Notwithstanding anything that may be expressed or implied in this Guarantee or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Guarantor may be a limited partnership, by its acceptance of the benefits of this Guarantee, the Company acknowledges and agrees that, other than with respect to the Company’s rights under this Guarantee, it has no right of recovery against, and no liability shall attach to, the former, current or future stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Guarantor or Buyer or any former, current or future stockholder, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing (collectively, but not including the Guarantor, each an “Affiliate”), or, other than its right to recover from the Guarantor for up to the amount of the Obligations (subject to the limitations described herein), the Guarantor, through Buyer or otherwise, whether by or through attempted piercing of the limited partnership veil, by or through a claim by or on behalf of Buyer against an Affiliate or the Guarantor arising under, or in connection with, the Purchase Agreement or the transactions contemplated thereby or otherwise relating thereto, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise. The Company hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its respective affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Purchase Agreement or the transactions contemplated thereby or otherwise relating thereto, against an Affiliate or, other than its right to recover from the Guarantor for up to the amount of the Obligations (subject to the limitations described herein), the Guarantor.

b.             Recourse against the Guarantor under this Guarantee pursuant to their written guarantees delivered contemporaneously herewith shall be the sole and exclusive remedy of the Company against the Guarantor and any Affiliates in respect of any liabilities or obligations arising under, or in connection with, the Purchase Agreement or the transactions contemplated thereby or hereby or otherwise relating thereto or hereto. Nothing set forth in this Guarantee shall confer or give or shall be construed to confer or give to any Person other than the Guarantor and the Company (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Company and the Guarantor as expressly set forth herein.

c.             For all purposes of this Guarantee, a Person shall be deemed to have pursued a claim against another Person if such first Person brings a legal action against such Person, adds such other Person to an existing legal proceeding, or otherwise asserts a legal claim of any nature against such Person.

d.             The Company acknowledges that the Guarantor is agreeing to enter into this Guarantee in reliance on the provisions set forth in this Section 9. This Section 9 shall survive termination of this Guarantee.

10.           Governing Law. This Guarantee will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of another State to otherwise govern this Guarantee. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Guarantee and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Guarantee and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in any state or federal court in the State of Delaware.  Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7 or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Guarantee or any of the transactions contemplated by this Guarantee in any court or tribunal other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Guarantee and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Guarantee and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 10, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Guarantee, or the subject matter hereof, may not be enforced in or by such courts.

11.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

12.           Counterparts; Effectiveness. This Guarantee may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party.  In the event that any signature to this Guarantee or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Guarantee or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

[Signature page follows]

IN WITNESS WHEREOF, the Guarantor and the Company have caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

STERLING CAPITAL PARTNERS III, L.P.

By: SC Partners III, L.P.
Its: General Partner

By: Sterling Capital Partners III, LLC
Its: General Partner

By:	/s/ R. Christopher Hoehn-Saric
Name:	R. Christopher Hoehn-Saric
Title:	Senior Managing Director

Accepted and Agreed to:

SELECT COMFORT CORPORATION

By:	/s/ James Raabe
Name:	James Raabe
Its:	Chief Financial Officer